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                                    SUBLEASE

     This  Sublease is entered into by and between  APPLIED  DIGITAL  ACCESS,  a
California corporation, Sublessor, and ENOVA CORPORATION, a California corporation, Sublessee, under that certain Lease dated June, 1993, entered into by Sorrento Tech Associates, a California limited partnership, as Lessor, and Sublessor under this Sublease as Lessee, as amended by that certain First Amendment to Lease dated as of September 23, 1994, and as further amended by that certain Second Amendment to Lease dated as of August 8, 1996. A copy of the Lease, First Amendment to Lease and Second Amendment to Lease, collectively hereinafter known as the Master Lease, are attached hereto as Exhibit "A."

1.       INCORPORATION OF AND ASSUMPTION
         OF MASTER LEASE OBLIGATIONS

Except as specifically provided in this Sublease to the contrary, this Sublease is subject to all of the terms and conditions of the Master Lease in Exhibit "A." Except as specifically provided in this Sublease to the contrary, Sublessee agrees to assume and perform the obligations of Sublessor and Lessee in said Master Lease, but only to the extent said obligations arise from or relate to the Premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the Premises any act or omission which shall violate any term or condition of the Master Lease. In the event of the termination of Sublessor's interest as Lessee under the Master Lease, for any reason, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee, subject however to Lessor's agreement to grant to Sublessee the quiet enjoyment of the Premises subleased set forth below in Lessor's Consent.

Sublessor and Sublessee agree that Sublessee does not assume any obligations with regard to the following sections of the Master Lease:

Lease

2.5      Rentable Area Defined
2.6      Building Rentable Area
5        Additional Charges for Expenses
6.2      Security Deposit
7        Construction [Tenant Improvements]
16.2     Tenant's   Liability   Insurance   (Sublessee  will  provide  evidence
         of self-insurance)
16.3 Form of Policies (Sublessee will provide evidence of self-insurance)
18.6     Assumption of  Obligations
22.4     Payment of Sums Due
30.2     Financial Statements 30.10 Holding Over

First Amendment

3.          Security Deposit
5.          Brokers Commission



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Second Amendment

3.            Acceptance of Expansion Area
6.            Security Deposit
8.            Broker Commissions

2. PREMISES

Sublessor leases to Sublessee and Sublessee hires from Sublessor the following described Premises together with the appurtenances described in the Master Lease, situated in the City of San Diego, County of San Diego, State of California and described as:

9855 Scranton Road, Suite 100, approximately 23,381 square feet of Building 5 of the San Diego Tech Center as shown on Exhibit "B" attached hereto and incorporated by this reference.

3. RENTAL

Sublessee shall pay to Sublessor as rent for the Premises in advance on the first day of each calendar month of the term of this Sublease without deduction, offset, prior notice or demand, in lawful money of the United States, the sum of Twenty-Seven Thousand One Hundred Twenty-One Dollars Ninety-Six Cents ($27,121.96). If the commencement date is not the first day of the month, or if the Sublessee termination date is not the last day of the month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which the Sublease commences and/or terminates.

In the event Sublessee continues to occupy the space after September 1, 1997, the monthly rental rate will be $28,291.01. Sublessee shall be responsible for their separately metered electricity.

By executing this Sublease, Sublessor hereby acknowledges receipt of $27,121.96 as the first month's rental.

4. TERM

     (a) The term of this Sublease shall be for a period of six months commencing on January 1, 1997, and ending on June 30, 1997.

     (b) After June 30, 1997 Sublessee shall have the right to occupy the Premises on a month to month basis through December 31,1997, and shall have the right to terminate anytime during that period with thirty (30) days written notice.

     (c) In the event Sublessor is unable to deliver possession of the Premises at the commencement of the term, Sublessor shall not be liable for any damage caused thereby, and this Sublease shall be voidable at Sublessee's sole discretion. If the sublease is voided by Sublessee,



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Sublessee  shall not be liable for any rent due under the terms of the Sublease.
If  Sublessee,   with  Sublessor's  consent,   takes  possession  prior  to  the
commencement of the term, Sublessee shall do so subject to all of the covenants and conditions hereof except for the obligation to pay rent for the period prior to and ending upon the commencement of the term as stated herein.

5.    USE

Sublessee shall use the Premises for general office uses and for no other purpose without the prior written consent of Sublessor, which consent shall not be unreasonably withheld.

6.    TENANT IMPROVEMENTS

Sublessee shall accept the premises in "as-is" condition, broom clean. Any improvements must be approved by Landlord and Sublessor per Section 10 of the Master Lease.

7.    NOTICES

All notices or demands of any kind required or desired to be given by Sublessor or Sublessee thereunder shall be in writing and shall be deemed delivered forty-eight (48)hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, addressed to the Sublessor or Sublessee respectively at the addresses set forth after their signatures at the end of this Sublease. All rent and other payments due under the Sublease shall be made by Sublessee to Sublessor at the same address.

Dated:  12/11/96                                  Dated:  12/9/96

             Sublessor:                           Sublessee:
             Applied Digital Access,              Enova Corporation,
             a California corporation             a California corporation


By:     /s/  Peter Savage                  By:   /s/  David R. Kuzma
             President                           Senior Vice President
             9855 Scranton Road                  101 Ash Street
             San Diego,  CA 92121                San Diego,  CA 92101


                                LESSOR'S CONSENT

The undersigned, Lessor under the Master Lease attached as Exhibit "A," hereby consents to the subletting of the Premises described herein on the terms and conditions contained in this Sublease. This consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease. Lessor hereby provides to Sublessee the right to remain in the subleased


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premises  under the same terms and  conditions set forth in this Sublease in the event of Sublessor's default.

Dated: 12/12/96                            Lessor: Sorrento Tech Associates,
                                           a California limited partnership

                                           By: Barnes Canyon RPF Realty Corp.
                                           a Connecticut corporation,
                                           General Partner

                                           By: /s/ Mark S. Knapp
                                           Mark S. Knapp
                                           Vice President